UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 29, 2006 (June 19, 2006)
Date of Report (Date of earliest event reported)

INNOFONE.COM, INCORPORATED
(Exact name of registrant as specified in its charter)

Nevada	0-31949	98-0202313
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1431 Ocean Ave., Suite 1100
Santa Monica, CA 90401

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (310) 458-3233

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 19, 2006, Innofone.com, Incorporated (the “Company”) hired Mr. Jim Bacchus to run its East Coast operations. Mr. Jim Bacchus has over 20 years experience in technology programs ranging from advanced communications to space craft. He has held executive positions at GE, Lockheed Martin and Ingersoll Rand. In addition to his corporate experience he has worked in several high tech capacities for the armed services and is currently a Colonel in the Marine Corps Reserve. Most recently he was recalled to active duty for service in Iraq and with the Joint Chiefs of Staff at the Pentagon. Bacchus holds a JD from Widener University School of Law, MS from the University of Southern California, and a BA from Drew University.

On June 19, 2006, the Company received the resignation of Mr. Federic D. Geesey as the Vice President of Consulting for its East Coast operations. The effective date of the resignation is August 14, 2006. Mr. Geesey, working out of the Company’s Northern Virginia office, has been employed by the Company since September 2005. Mr. Geesey has decided to pursue other interests. Mr. Bacchus will assume Mr. Geesey’s role and duties for the Company as of the effective date.

ITEM 9.01 Financial Statements and Exhibits

(c) Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

INNOFONE.COM, INCORPORATED

By:	/s/ Alex Lightman
Chief Executive Officer, President, Principal Financial Officer and Chairman of the Board
June 29, 2006